Exhibit 10.33

PROXY STATEMENT SUPPLEMENT

ADT Inc.
1501 Yamato Road Boca Raton, FL 33431

To Stockholders of ADT Inc.:

The following information relates to the Proxy Statement of ADT Inc. (the “Company”), filed on April 29, 2019, as supplemented by the Proxy Statement Supplement filed on May 8, 2019 (the “Proxy Statement”), and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) to be held on June 13, 2019, at 9:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS PROXY STATEMENT SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Explanatory Note

This Proxy Statement Supplement (this “Supplement”) is being filed solely to supplement the disclosure under the heading “PROPOSAL 3— APPROVAL OF AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
THEREUNDER” beginning on page 54 of the Proxy Statement. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. Defined terms used but not defined in this Supplement have the meanings set forth in the Proxy Statement.

Supplement to Proxy Statement

The first paragraph of the disclosure under the heading “PROPOSAL 3— APPROVAL OF AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE THEREUNDER – Summary of the Omnibus Incentive Plan” beginning on page 54 of the Proxy Statement is hereby amended and restated as follows:

“The following is a summary of certain terms and conditions of the Omnibus Incentive Plan, as amended by the 2019 Plan Amendment. This summary is qualified in its entirety by reference to the Omnibus Incentive Plan, which plan is attached as Exhibit 10.38 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended by the 2019 Plan Amendment, which amendment is attached as Appendix A hereto. You are encouraged to read the full Omnibus Incentive Plan and the 2019 Plan Amendment.”

Additionally, the disclosure under the heading “PROPOSAL 3— APPROVAL OF AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
AUTHORIZED FOR ISSUANCE THEREUNDER – Summary of the Omnibus Incentive Plan – Eligibility” beginning on page 54 of the Proxy Statement is supplemented by adding the sentence set forth below at the end of the current disclosure:

“For the fiscal year ended December 31, 2018, 12 directors, approximately 19,000 employees (including our officers) and approximately 3,000 consultants and advisors would have been eligible to participate in the Omnibus Incentive Plan.”

There are no changes to the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the proxy card you previously received. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by following the instructions in the Proxy Statement.

We look forward to your attendance in person or by proxy at our Annual Meeting.

By order of the Board of Directors,

David Smail
Executive Vice President, Chief Legal Officer and Secretary

Appendix A

FIRST AMENDMENT TO ADT INC.
2018 OMNIBUS INCENTIVE PLAN

The 2018 Omnibus Incentive Plan (the “Plan”) of ADT Inc., a Delaware corporation (the “Company”), is hereby amended, effective as of April 25, 2019 (the “Effective Date”), as follows:

1.Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 87,545,456 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 87,545,456 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall be $400,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.”

2.Effectiveness. In accordance with Section 13(a) of the Plan, the effectiveness of this First Amendment to ADT Inc. 2018 Omnibus Incentive Plan (this “Amendment”) is subject to the approval of the Company’s stockholders at the Company’s 2019 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3.Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

ADT INC.

By:	/s/ David Smail
David Smail
Executive Vice President, Chief Legal Officer and Secretary